UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): November 17, 2014

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry in to a Material Definitive Agreement.

As previously disclosed, on July 31, 2013, Deep Well Oil & Gas, Inc., through its subsidiary companies (the “Corporation”), entered into a Farmout Agreement (the “Farmout Agreement”) with MP West Canada SAS (the “Farmee”) to fund the Corporation’s share of the joint Steam Assisted Gravity Drainage project (the “SAGD Project”) located on the Corporation’s Sawn Lake oil sands acreage in Alberta, Canada.

Effective on November 17, 2014, the Corporation and the Farmee agreed to amend the Farmout Agreement (the “Amending Agreement”) to extend the expiry date of the Farmee’s option, from December 31, 2014 to December 31, 2015, to elect to acquire additional working interests of 45% to 50% in the remaining 56 sections of land where the Corporation has working interests ranging from 90% to 100%, by committing $110,000,000 of financing to the Corporation’s Sawn Lake oil sands project.

The foregoing summary is qualified in its entirety, by the terms of the Farmout Agreement which is incorporated herein by reference as Exhibit 10.1 and by the terms of the Amending Agreement filed herewith as Exhibit 10.2.

ITEM 8.01	Other Events

The information set forth under this “Item 8.01 Other Events” of this report is incorporated by reference into this Item 1.01.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description

Exhibit 10.1

Farmout Agreement between Northern Alberta Oil Ltd., Deep Well Oil & Gas (Alberta) Ltd. and MP West Canada SAS dated July 31, 2013 (incorporated by reference as Exhibit 10.1 on Form 8-K/A filed on August 8, 2013.

Exhibit 10.2	Amending Agreement dated November 17, 2014, filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: November 21, 2014	By:	/s/ Curtis J. Sparrow
Curtis J. Sparrow, P.Eng., MBA
Chief Financial Officer